Filed Under Rule 424(b)(3), Registration Statement No. 333-59964
Pricing Supplement Number 2 Dated July 08, 2002 (To: Prospectus Dated May 15, 2001 and Prospectus Supplement Dated June 21, 2002)

CUSIP Number	Principal Amount	Selling Price(% of Par)	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

26054LAD5	$7,980,000.00	100.000%	.625%	$7,930,125.00	4.250%	SEMI- ANNUAL	07/15/2005	01/15/2003	$21.72	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., First Union Securities,
Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney, UBS PaineWebber

CUSIP Number	Principal Amount	Selling Price (% of Par)	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

26054LAE3	$1,586,000.00	100.000%	1.000%	$1,570,140.00	4.850%	SEMI- ANNUAL	07/15/2007	01/15/2003	$24.79	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., First Union Securities,
Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney, UBS PaineWebber

CUSIP Number	Principal Amount	Selling Price (% of Par)	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking

26054LAF0	$2,634,000.00	100.000%	1.200%	$2,602,392.00	5.400%	SEMI- ANNUAL	07/15/2009	01/15/2003	$27.60	YES	Senior Unsecured Notes

Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL, LLC Agents: Charles Schwab & Co. Inc., First Union Securities,
Merrill Lynch & Co., Morgan Stanley, Prudential Securities, Salomon Smith Barney, UBS PaineWebber

The Dow Chemical Company
Trade Date: Monday, July 08, 2002 @12:00 PM ET
Settle Date: Thursday, July 11, 2002
Minimum Denomination/Increments: $1,000/$1,000
All trades settle flat and clear SDFS: DTC Book Entry only
DTC number: 0262 via BNY Clearing Services, LLC

If the maturity date or an interest payment date for any note is not a Business Day (as term is defined in Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.

InterNotes® is the trade mark of INCAPITAL, LLC. All rights reserved
The Dow Chemical Company $500,000,000.00 The Dow Chemical Company Internotes